Exhibit 3.2

FORM OF BYE-LAWS

OF

Liberty Latin America Ltd.

TABLE OF CONTENTS

INTERPRETATION

1.	Definitions

SHARES

2.	Power to Issue Shares
3.	Power of the Company to Purchase its Shares
4.	Rights Attaching to Shares
5.	Conversion Rights
6.	Share Certificates
7.	Fractional Shares

REGISTRATION OF SHARES

8.	Register of Members
9.	Registered Holder Absolute Owner
10.	Transfer of Registered Shares
11.	Transmission of Registered Shares

ALTERATION OF SHARE CAPITAL

12.	Power to Alter Capital
13.	Variation of Rights Attaching to Shares

DIVIDENDS AND CAPITALISATION

14.	Dividends and Share Distributions
15.	Power to Set Aside Profits
16.	Method of Payment
17.	Capitalisation

MEETINGS OF MEMBERS

18.	Annual General Meetings
19.	Special General Meetings
20.	Requisitioned General Meetings
21.	Notice and Record Date
22.	Giving Notice and Access
23.	Postponement or Cancellation of a General Meeting
24.	Electronic Participation and Security in General Meetings
25.	Quorum at General Meetings; Adjournment

26.	Chairman to Preside at General Meetings
27.	Voting on Resolutions
28.	Power to Demand a Vote on a Poll
29.	Voting by Joint Holders of Shares
30.	Instrument of Proxy
31.	Representation of Corporate Member
32.	Adjournment of General Meeting
33.	Written Resolutions
34.	Directors Attendance at General Meetings
35.	Actions Requiring Supermajority Member Vote
36.	Merger, Amalgamation or Consolidation

DIRECTORS AND OFFICERS

37.	Election of Directors
38.	Number of Directors
39.	Term and Classes of Directors
40.	Removal of Directors
41.	Vacancy in the Office of Director
42.	Remuneration of Directors
43.	Defect in Appointment
44.	Directors to Manage Business
45.	Powers of the Board of Directors
46.	Register of Directors and Officers
47.	Appointment of Officers
48.	Appointment of Secretary
49.	Duties of Officers
50.	Remuneration of Officers
51.	Conflicts of Interest
52.	Corporate Opportunities
53.	Indemnification and Exculpation of Directors and Officers

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings
55.	Notice of Board Meetings
56.	Electronic Participation in Meetings
57.	Representation of Corporate Director
58.	Quorum at Board and Committee Meetings
59.	Board to Continue in the Event of Vacancy
60.	Person Presiding at Board Meetings
61.	Written Resolutions
62.	Validity of Prior Acts of the Board

CORPORATE RECORDS

63.	Minutes
64.	Place Where Corporate Records Kept

65.	Form and Use of Seal

ACCOUNTS

66.	Records of Account
67.	Financial Year End

AUDITS

68.	Annual Audit
69.	Appointment of Auditor
70.	Remuneration of Auditor
71.	Duties of Auditor
72.	Access to Records
73.	Financial Statements and the Auditor’s Report
74.	Vacancy in the Office of Auditor

VOLUNTARY WINDING-UP AND DISSOLUTION

75.	Winding-Up

CHANGES TO CONSTITUTION

76.	Changes to Bye-laws
77.	Discontinuance

INTERPRETATION

1.	Definitions

1.1	In these Bye-laws, the following words and expressions shall, where not inconsistent with the context, have the following meanings, respectively:

Act	the Companies Act 1981;

Auditor	includes a company or partnership;

Board

the board of directors (including, for the avoidance of doubt, a sole director) of the Company appointed or elected pursuant to these Bye-laws and acting by resolution in accordance with the Act and these Bye-laws or the directors present at a meeting of directors at which there is a quorum;

business day	any day, other than Saturday, Sunday and any day on which banks located in Bermuda or the State of New York are authorized or obligated by applicable law to close;

Class A Convertible Securities	Convertible Securities convertible into or exercisable or exchangeable for Class A Common Shares;

Class B Convertible Securities	Convertible Securities convertible into or exercisable or exchangeable for Class B Common Shares;

Class C Convertible Securities	Convertible Securities convertible into or exercisable or exchangeable for Class C Common Shares;

Committee	a duly authorized committee of the Board;

Company	Liberty Latin America Ltd., the company for which these Bye-laws are approved, confirmed, and adopted;

Convertible Securities

(x) any securities of the Company (other than Common Shares) that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of the Company or any other Person, whether upon conversion, exercise, or exchange, pursuant to anti-dilution provisions of such securities or otherwise, and (y) any securities of any other Person that are directly or indirectly convertible into or exchangeable for, or that evidence the right to purchase, directly or indirectly, securities of such Person or any other Person (including the Company), whether upon conversion, exercise, exchange, pursuant to anti-dilution provisions of such securities or otherwise;

Director	a director of the Company;

Exchange Act	the United States Securities Exchange Act of 1934, as amended;

Member

the person registered in the Register of Members as the holder of shares in the Company and, when two or more persons are so registered as joint holders of shares, means the person whose name stands first in the Register of Members as one of such joint holders or all of such persons, as the context so requires;

notice	written notice as further provided in these Bye-laws unless otherwise specifically stated;

Officer	any person appointed by the Board to hold an office in the Company;

Person	any corporation, partnership, limited liability company, joint venture, trust, unincorporated association or other legal entity;

public announcement

a disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the United States Securities and Exchange Commission pursuant to the Exchange Act;

Register of Directors and Officers	the register of directors and officers referred to in these Bye-laws;

Register of Members	the register of members referred to in these Bye-laws;

Resident Representative	any person appointed to act as resident representative and includes any deputy or assistant resident representative;

Secretary

the person appointed to perform any or all of the duties of secretary of the Company and includes any deputy or assistant secretary and any person appointed by the Board to perform any of the duties of the Secretary;

Share Distribution

dividend or distribution (including a distribution made in connection with any share subdivision, bonus issue, consolidation, reclassification, recapitalization, dissolution, winding up or full or partial liquidation of the Company) payable in shares of any class or series of share capital, Convertible Securities or other securities of the Company or any other Person;

Split-off	the split-off of the Company from Liberty Global plc;

Treasury Share	a share of the Company that was or is treated as having been acquired and held by the Company and has been held continuously by the Company since it was so acquired and has not been cancelled;

Underlying Securities

with respect to any class of Convertible Securities, the class of securities into which such class of Convertible Securities is directly or indirectly convertible, or for which such Convertible Securities are directly or indirectly exchangeable, or that such Convertible Securities evidence the right to purchase or otherwise receive, directly or indirectly; and

Voting Security

Class A Common Shares, Class B Common Shares and any series of Preference Shares, which, by the terms of its Preference Shares Designation, is designated as a Voting Security; provided that each such series of Preference Shares will be entitled to vote together with other Voting Securities only as and to the extent expressly provided for in the applicable Preference Shares Designation.

1.2	In these Bye-laws, where not inconsistent with the context:

(a)	words denoting the plural number include the singular number and vice versa;

(b)	words denoting the masculine gender include the feminine and neuter genders;

(c)	words importing persons include companies, associations or bodies of persons whether corporate or not;

(d)	the words:

(i)	“may” shall be construed as permissive; and

(ii)	“shall” shall be construed as imperative;

(e)	the words “include,” “includes,” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of similar import;

(f)	a reference to statutory provision shall be deemed to include any amendment or re-enactment thereof;

(g)	the phrase “issued and outstanding,” in relation to shares, means shares in issue;

(h)	the word “corporation” means a corporation whether or not it is a company within the meaning of the Act;

(i)	the word “person” means any individual or Person; and

(j)	unless otherwise provided herein, words or expressions defined in the Act shall bear the same meaning in these Bye-laws.

1.3

In these Bye-laws, expressions referring to writing or its cognates shall, unless the contrary intention appears, include facsimile, printing, lithography, photography, electronic mail and other modes of representing words in visible form.

1.4	Headings used in these Bye-laws are for convenience only and are not to be used or relied upon in the construction hereof.

SHARES

2.	Power to Issue Shares

2.1

Subject to these Bye-laws, and without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, the Board shall have the power to issue any unissued shares, including issuing a new or additional class of shares, on such terms and conditions as it may determine. Holders of shares in the Company, including Common Shares and Preference Shares (each as defined below), shall not be entitled to any pre-emption rights with respect to any issuance of shares by the Company.

2.2

Subject to the Act, any preference shares may be issued or converted into shares that (at a determinable date or at the option of the Company or the holder) are liable to be redeemed on such terms and in such manner as may be determined by the Board (before the issue or conversion).

2.3

The Company shall not issue any shares of any class (including, for the avoidance of doubt, preference shares or Convertible Securities), unless such shares are issued fully paid up or would be fully paid up following the exercise of any conversion rights.

3.	Power of the Company to Purchase its Shares

3.1	The Company may purchase its own shares for cancellation or acquire them as Treasury Shares in accordance with the Act on such terms as the Board shall think fit.

3.2	The Board may exercise all the powers of the Company to purchase or acquire all or any part of its own shares in accordance with the Act.

4.	Rights Attaching to Shares

4.1

At the date these Bye-laws are adopted, the share capital of the Company is divided as follows: (a) one billion fifty million (1,050,000,000) common shares of par value $0.01 per share (the “Common Shares”), to be divided into classes as provided in this Bye-law 4, and (b) fifty million (50,000,000) preference shares of par value $0.01 per share (the “Preference Shares”).

4.2

As at the date these Bye-laws are adopted, five hundred million (500,000,000) Common Shares shall be of a class designated as Class A Common Shares (the “Class A Common Shares”), fifty million (50,000,000) Common Shares shall be of a class designated as Class B Common Shares (the “Class B Common Shares”) and five hundred million (500,000,000) Common Shares shall be of a class designated as Class C Common Shares (the “Class C Common Shares”). Each Class A Common Share, each Class B Common Share and each Class C Common Share shall, except as otherwise provided in these Bye-laws, be identical in all respects and shall have equal rights, powers and privileges.

4.3

Except (a) as may otherwise be required by law, (b) as may otherwise be provided in the Bye-laws, or (c) as may otherwise be provided in any Preference Shares Designation, the holders of issued and outstanding Class A Common Shares, the holders of issued and outstanding Class B Common Shares and, solely when required by law to enjoy voting rights, the holders of issued and outstanding Class C Common Shares, and the holders of outstanding shares of each series of Preference Shares that is designated as a Voting Security and is entitled to vote thereon in accordance with the terms of the applicable Preference Shares Designation, will vote as one class with respect to the election of Directors and with respect to all other matters to be voted on by Members (including any proposed amendment to these Bye-laws required to be voted on by the Members) that would:

(i)

increase (A) the number of authorized Common Shares, (B) the number of authorized Preference Shares or any series thereof or (C) the number of authorized shares of any other class or series of share capital of the Company hereafter established; or

(ii)

decrease (A) the number of authorized Common Shares, (B) the number of authorized Preference Shares or any series thereof or (C) the number of authorized shares of any other class or series of share capital of the Company hereafter established, and no separate class or series vote or consent of the holders of shares of any class or series of share capital of the Company will be required for the approval of any such matter.

4.4

Unless otherwise resolved by resolution adopted by the affirmative vote of not less than three-fourths (75%) of the members of the Board then in office, the Company will not reclassify, subdivide or combine a class of Common Shares without reclassifying, subdividing or combining each other class of Common Shares on an equal per share basis.

4.5	All shares shall only be issued fully paid, and the Company shall not issue any shares on a part paid or nil paid basis.

4.6	The holders of Class A Common Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

(a)	be entitled to one (1) vote per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)

in the event of a liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pro rata with each other class of Common Shares; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.7	The holders of Class B Common Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

(a)	be entitled to ten (10) votes per share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)

in the event of a liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pro rata with each other class of Common Shares; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.8	The holders of Class C Common Shares shall, subject to these Bye-laws (including, without limitation, the rights attaching to Preference Shares):

(a)	not be entitled to vote, except where a right to vote is required by applicable law, in which case, shall be entitled to one-hundredth (1/100) of a vote on such matter for each Class C Common Share;

(b)	be entitled to such dividends as the Board may from time to time declare;

(c)

in the event of a liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to the surplus assets of the Company pro rata with each other class of Common Shares; and

(d)	generally be entitled to enjoy all of the rights attaching to shares.

4.9

The Board is authorised to provide for the issuance of the Preference Shares in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the terms, including designation, powers, preferences, rights, qualifications, limitations and restrictions of the shares of each such series (a “Preference Shares Designation”) (and, for the avoidance of doubt, such matters and the issuance of such Preference Shares shall not be deemed to vary the rights attached to the Common Shares or, subject to the terms of any other series of Preference Shares, to vary the rights attached to any other series of Preference Shares). The Board is hereby expressly authorized to exercise its authority with respect to fixing and designating various series of the Preference Shares and determining the relative rights, powers and preferences, if any, thereof to the full extent permitted by applicable law, including the authority to determine the following:

(a)	the number of shares constituting that series, which may be increased or decreased (except where otherwise provided in a Preference Shares Designation), and the distinctive designation of that series;

(b)

the dividend rate on the shares of that series, whether dividends shall be cumulative and, if so cumulative, from which date or dates, and the relative rights of priority, if any, of the payment of dividends on shares of that series, and the method of payment of dividends including in cash or in kind;

(c)

the voting powers, if any, of the holders of such series, including whether such series will be a Voting Security and, if so designated, the terms and conditions on which the holders of such series may vote together with the holders of any other class or series of shares of the Company;

(d)

whether the series shall have conversion or exchange privileges (including, without limitation, conversion into Common Shares) and, if so, the terms and conditions of such conversion or exchange, including provision for adjustment of the conversion or exchange rate in such events as the Board shall determine;

(e)

whether or not the shares of that series shall be redeemable or repurchaseable and, if so, the terms and conditions of such redemption or repurchase, including the manner of selecting shares for redemption or repurchase if less than all shares are to be redeemed or repurchased, the date or dates upon or after which they shall be redeemable or repurchaseable, and the amount per share payable in case of redemption or repurchase, which amount may vary under different conditions and at different redemption or repurchase dates;

(f)	whether that series shall have a sinking fund for the redemption or repurchase of shares of that series and, if so, the terms and amount of such sinking fund;

(g)

the right of the shares of that series to the benefit of conditions and restrictions upon the creation of indebtedness of the Company or any subsidiary, upon the issue of any additional shares (including additional shares of such series or any other series) and upon the payment of dividends or the making of other distributions on, and the purchase, redemption or other acquisition by the Company or any subsidiary of any issued shares of the Company;

(h)

the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company (including participation in any surplus), and the relative rights of priority, if any, of payment in respect of shares of that series;

(i)	the rights of holders of that series to elect or appoint directors; and

(j)	any other relative participating, optional or other special rights, qualifications, limitations or restrictions of that series.

4.10

Except to the extent otherwise expressly provided in the Preference Shares Designation for a series of Preference Shares, all shares of any one series of the Preference Shares will be alike in every particular. Except to the extent otherwise expressly provided in the Preference Shares Designation for a series of Preference Shares, the holders of shares of such series will have no voting rights except as may be required by applicable law, in which case, shall be entitled to one-hundredth (1/100) of a vote on such matter for each Preference Share. Further, unless otherwise expressly provided in the Preference Shares Designation for a series of Preference Shares, no consent or vote of the holders of Preference Shares or any series thereof will be required for any amendment to these Bye-laws that would increase the number of authorized Preference Shares or the number of authorized shares of any series thereof or decrease the number of authorized Preference Shares or the number of authorized shares of any series thereof.

4.11

Any Preference Shares of any series which have been redeemed (whether through the operation of a sinking fund or otherwise) or which, if convertible or exchangeable, have been converted into or exchanged for shares of any other class or classes shall have the status of authorised and unissued Preference Shares of the same series and may be reissued as a part of the series of which they were originally a part or may be reclassified and reissued as part of a new series of Preference Shares to be created by resolution or resolutions of the Board or as part of any other series of Preference Shares, all subject to the conditions and the restrictions on issuance set forth in the resolution or resolutions adopted by the Board providing for the issue of any series of Preference Shares.

4.12

At the discretion of the Board, whether or not in connection with the issuance and sale of any shares or other securities of the Company, the Company may issue securities, contracts, warrants or other instruments evidencing any shares, option rights, securities having conversion or option rights, or obligations on such terms, conditions and other provisions as are fixed by the Board including, without limiting the generality of this authority, conditions that preclude or limit any person or persons owning or offering to acquire a specified number or percentage of the issued Common Shares, other shares, option rights, securities having conversion or option rights, or obligations of the Company or transferee of the person or persons from exercising, converting, transferring or receiving the shares, option rights, securities having conversion or option rights, or obligations.

4.13

All the rights attaching to a Treasury Share shall be suspended and shall not be exercised by the Company while it holds such Treasury Share and, except where required by the Act, all Treasury Shares shall be excluded from the calculation of any percentage or fraction of the share capital, or shares, of the Company.

5.	Conversion Rights

5.1

Each Class B Common Share shall be convertible, at the option of the holder thereof, into one fully paid and non-assessable Class A Common Share, and a number of Class A Common Shares equal to the number of Class B Common Shares issued and outstanding from time to time shall be set aside and reserved for issuance upon conversion of Class B Common Shares. Any such conversion may be effected by any holder of Class B Common Shares by written notice delivered to the transfer agent for the Class B Common Shares (if any) and to the registered office of the Company (for the attention of the Secretary) accompanied by the relevant share certificates (if any), which notice should be signed by or on behalf of the holder and shall state the conversion date and the number (which can be all or a specified number) of Class B Common Shares to be converted to Class A Common Shares, including the name or names in which such holder desires the Class A Common Shares to be registered and, if less than all of such holder’s Class B Common Shares are to be converted, the name or names in which such holder desires the relevant shares to be issued.

5.2

Notwithstanding Bye-law 5.1, the Board is authorised to determine such other process for conversion of Class B Common Shares in its sole discretion, including effecting such conversion by way of variation of rights, share repurchase and issue, bonus issue, share consolidation, share subdivision and/or any other manner permitted by law (it being understood, for the avoidance of doubt, that any conversion of Class B Common Shares shall only be initiated and effected following the valid written election by a holder of Class B Common Shares to convert their Class B Common Shares in accordance with the provisions of Bye-law 5.1).

5.3	Where, upon the conversion of any Class B Common Shares, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

5.4	Class A Common Shares and Class C Common Shares shall not be convertible into any other class of Common Shares.

5.5

If so required by the Company, any certificate representing shares surrendered for conversion in accordance with Bye-law 5 shall be accompanied by instruments of transfer, in accordance with Bye-law 10. Promptly thereafter, the Company shall issue and deliver to such holder or such holder’s nominee or nominees, an updated register of members evidencing the issuance of such number of Class A Common Shares to which such holder shall be entitled as herein provided. If less than all of a holder’s Class B Common Shares are to be converted, the Company shall also produce and deliver to such holder or such holder’s nominee an updated register of members evidencing the issuance of such number of Class B Common Shares not converted. Any conversion of Class B Common Shares shall be effective upon the updating of the register of members in accordance with these Bye-laws, and the person or persons entitled to receive the Class A Common Shares issuable on such conversion shall be treated for all purposes as the record holder or holders of such Class A Common Shares on that date.

5.6

The Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the conversion of Class B Common Shares pursuant to these Bye-laws. The Company shall not, however, be required to pay any tax that may be payable in respect of any conversion of Class B Common Shares in a name other than that in which the Class B Common Shares so converted were registered and no such issue or delivery shall be made unless and until the person requesting the same has paid to the Company the amount of any such tax or has established to the satisfaction of the Company that such tax has been paid.

6.	Share Certificates

6.1

Subject to the provisions of this Bye-law 6, every Member shall be entitled to a certificate under the common seal of the Company (or a facsimile thereof) or bearing the signature (or a facsimile thereof) of a Director or the Secretary or a person expressly authorised to sign specifying the number and, where appropriate, the class of shares held by such Member. The Board may by resolution determine, either generally or in a particular case, that any or all signatures on certificates may be printed thereon or affixed by mechanical means.

6.2	The Company shall be under no obligation to complete and deliver a share certificate unless specifically called upon to do so by the person to whom the shares have been allotted.

6.3

If any share certificate shall be proved to the satisfaction of the Board to have been worn out, lost, mislaid, or destroyed the Board may cause a new certificate to be issued and request an indemnity for the lost certificate if it sees fit.

6.4	Notwithstanding any provisions of these Bye-laws:

(a)

the Board shall, subject always to the Act and any other applicable laws and regulations and the facilities and requirements of any relevant system concerned, have power to implement any arrangements it may, in its absolute discretion, think fit in relation to the evidencing of title to and transfer of uncertificated shares and to the extent such arrangements are so implemented, no provision of these Bye-laws shall apply or have effect to the extent that it is in any respect inconsistent with the holding or transfer of shares in uncertificated form; and

(b)

unless otherwise determined by the Board and as permitted by the Act and any other applicable laws and regulations, no person shall be entitled to receive a certificate in respect of any share for so long as the title to that share is evidenced otherwise than by a certificate and for so long as transfers of that share may be made otherwise than by a written instrument.

7.	Fractional Shares

The Company may issue its shares in fractional denominations and deal with such fractions to the same extent as its whole shares and shares in fractional denominations shall have in proportion to the respective fractions represented thereby all of the rights of whole shares including (but without limiting the generality of the foregoing) the right to vote, to receive dividends and distributions and to participate in a winding-up.

REGISTRATION OF SHARES

8.	Register of Members

8.1	The Board shall cause to be kept in one or more books a Register of Members and shall enter therein the particulars required by the Act.

8.2

The Register of Members shall be open to inspection without charge at the registered office of the Company on every business day, subject to such reasonable restrictions as the Board may impose, so that not less than two hours in each business day be allowed for inspection. The Register of Members may, after notice has been given in accordance with the Act, be closed for any time or times not exceeding in the whole thirty days in each year.

9.	Registered Holder Absolute Owner

The Company shall be entitled to treat the registered holder of any share as the absolute owner thereof and accordingly shall not be bound to recognise any equitable claim or other claim to, or interest in, such share on the part of any other person.

10.	Transfer of Registered Shares

10.1

Notwithstanding anything to the contrary in these Bye-laws, shares that are listed or admitted to trading on an appointed stock exchange may be transferred in accordance with the rules and regulations of such exchange.

10.2	An instrument of transfer shall be in writing in the form of the following, or as near thereto as circumstances admit, or in such other form as the Board may accept:

Transfer of a Share or Shares

Liberty Latin America Ltd. (the “Company”)

FOR VALUE RECEIVED.................. [amount], I, [name of transferor] hereby sell, assign and transfer unto [transferee] of [address], [number] shares of the Company.

DATED this [date]

Signed by:	In the presence of:

Transferor	Witness

Signed by:	In the presence of:

Transferee	Witness

10.3

Such instrument of transfer shall be signed by (or in the case of a party that is a corporation, on behalf of) the transferor and transferee, provided that, the Board may accept the instrument signed by or on behalf of the transferor alone. The transferor shall be deemed to remain the holder of such share until the same has been registered as having been transferred to the transferee in the Register of Members.

10.4

The Board may refuse to recognise any instrument of transfer unless it is accompanied by the certificate in respect of the shares to which it relates and by such other evidence as the Board may reasonably require showing the right of the transferor to make the transfer.

10.5

The joint holders of any share may transfer such share to one or more of such joint holders, and the surviving holder or holders of any share previously held by them jointly with a deceased Member may transfer any such share to the executors or administrators of such deceased Member.

10.6

The Board shall refuse to register a transfer unless all applicable consents, authorisations and permissions of any governmental body or agency in Bermuda have been obtained. If the Board refuses to register a transfer of any share the Secretary shall, within three months after the date on which the transfer was lodged with the Company, send to the transferor and transferee notice of the refusal.

10.7	Shares may be transferred without a written instrument if transferred by an appointed agent or otherwise in accordance with the Act.

11.	Transmission of Registered Shares

11.1

In the case of the death of a Member, the survivor or survivors where the deceased Member was a joint holder, and the legal personal representatives of the deceased Member where the deceased Member was a sole holder, shall be the only persons recognised by the Company as having any title to the deceased Member’s interest in the shares. Nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by such deceased Member with other persons. Subject to the Act, for the purpose of this Bye-law, legal personal representative means the executor or administrator of a deceased Member or such other person as the Board may, in its absolute discretion, decide as being properly authorised to deal with the shares of a deceased Member.

11.2

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Member may be registered as a Member upon such evidence as the Board may deem sufficient or may elect to nominate some person to be registered as a transferee of such share, and in such case the person becoming entitled shall execute in favour of such nominee an instrument of transfer in writing in the form, or as near thereto as circumstances admit, of the following:

Transfer by a Person Becoming Entitled on Death/Bankruptcy of a

Member

Liberty Latin America Ltd. (the “Company”)

I/We, having become entitled in consequence of the [death/bankruptcy] of [name and address of deceased/bankrupt Member] to [number] share(s) standing in the Register of Members of the Company in the name of the said [name of deceased/bankrupt Member] instead of being registered myself/ourselves, elect to have [name of transferee] (the

“Transferee”) registered as a transferee of such share(s) and I/we do hereby accordingly transfer the said share(s) to the Transferee to hold the same unto the Transferee, his or her executors, administrators and assigns, subject to the conditions on which the same were held at the time of the execution hereof; and the Transferee does hereby agree to take the said share(s) subject to the same conditions.

DATED this [date]

Signed by:	In the presence of:
Transferor	Witness

Signed by:	In the presence of:
Transferee	Witness

11.3

On the presentation of the foregoing materials to the Board, accompanied by such evidence as the Board may require to prove the title of the transferor, the transferee shall be registered as a Member. Notwithstanding the foregoing, the Board shall, in any case, have the same right to decline or suspend registration as it would have had in the case of a transfer of the share by that Member before such Member’s death or bankruptcy, as the case may be.

11.4

Where two or more persons are registered as joint holders of a share or shares, then in the event of the death of any joint holder or holders the remaining joint holder or holders shall be absolutely entitled to such share or shares and the Company shall recognise no claim in respect of the estate of any joint holder except in the case of the last survivor of such joint holders.

ALTERATION OF SHARE CAPITAL

12.	Power to Alter Capital

12.1	The Company may, if authorised by resolution of the Members, increase, change the currency denomination of, diminish or otherwise alter or reduce its share capital in any manner permitted by the Act.

12.2	The Company by resolution of the Board may divide, consolidate or subdivide its share capital in any manner permitted by the Act.

12.3	Where, on any alteration or reduction of share capital, fractions of shares or some other difficulty would arise, the Board may deal with or resolve the same in such manner as it thinks fit.

13.	Variation of Rights Attaching to Shares

13.1

Subject to Bye-law 13.3, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up, be varied with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class at which meeting the necessary quorum shall be two persons at least holding or representing by proxy one-third (33.33%) of the issued shares of the class.

13.2

Subject to Bye-law 13.3, the rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

13.3

Where the rights attached to more than one class of shares are, in the good faith opinion of not less than three-fourths (75%) of the members of the Board then in office (which determination shall be final and binding on all shareholders of the Company), varied or abrogated in the same, or substantially the same, manner such shares shall together comprise a single class for the purposes of convening a separate meeting of holders of shares of a class.

DIVIDENDS AND CAPITALISATION

14.	Dividends and Share Distributions

14.1

The Board may, subject to these Bye-laws and in accordance with the Act, declare a dividend to be paid to the Members out of the assets of the Company legally available therefor. Whenever a dividend, other than a dividend that consists of a Share Distribution, is paid to the holders of one or more classes of Common Shares, the Company shall also pay to the holders of each other classes of Common Shares a dividend per share equal to the dividend per share paid to the holders of such first one or more classes of Common Shares, such that the dividend paid on each Common Share, regardless of class, is the same. Dividends shall be payable only as and when declared by the Board of the Company out of assets of the Company legally available therefor. Whenever a dividend that consists of a Share Distribution is paid to the holders of one or more classes of Common Shares, the Company shall also pay a dividend that consists of a Share Distribution to the holders of each other class of Common Share as provided in Bye-law 14.2.

14.2

Unless otherwise resolved by resolution adopted by the affirmative vote of not less than three-fourths (75%) of the members of the Board then in office, if at any time a Share Distribution is to be made with respect to the Class A Common Shares, Class B Common Shares or Class C Common Shares, such Share Distribution may be declared and paid only as follows:

(a)

a Share Distribution (i) consisting of Class C Common Shares or Class C Convertible Securities may be declared and paid to holders of Class A Common Shares, Class B Common Shares and Class C Common Shares, on an equal per share basis, or (ii) consisting of (A) Class A Common Shares or Class A Convertible Securities (other than, for the avoidance of doubt, Convertible Securities convertible into Class B Common Shares) may be declared and paid to holders of Class A Common Shares, on an equal per share basis, (B) Class B Common Shares or Class B Convertible Securities may be declared and paid to holders of Class B Common Shares, on an equal per share basis, and (C) Class C Common Shares or Class C Convertible Securities may be declared and paid to holders of Class C Common Shares, on an equal per share basis; or

(b)

a Share Distribution consisting of any class or series of securities of the Company or any other Person, other than Class A Common Shares, Class B Common Shares or Class C Common Shares (or Class A Convertible Securities, Class B Convertible Securities or Class C Convertible Securities), may be declared and paid on the basis of a distribution of:

(i)	identical securities, on an equal per share basis, to holders of Class A Common Shares, Class B Common Shares and Class C Common Shares;

(ii)	separate classes or series of securities, on an equal per share basis, to the holders of each such class of Common Shares; or

(iii)

a separate class or series of securities to the holders of one or more classes of Common Shares and, on an equal per share basis, a different class or series of securities to the holders of all other classes of Common Shares;

provided that in connection with a Share Distribution pursuant to sub-clause (ii) or sub-clause (iii) of this Bye-law 14.2(b):

(A)

such separate classes or series of securities (and, if the distribution consists of Convertible Securities, the Underlying Securities) do not differ in any respect other than their relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable), with holders of Class B Common Shares receiving the class or series of securities having (or convertible into or exercisable or exchangeable for securities having) the highest relative voting rights and the holders of each other class of Common Shares receiving securities of a class or series having (or convertible into or exercisable or exchangeable for securities having) lesser relative voting rights, in each case, without regard to whether such rights differ to a greater or lesser extent than the corresponding differences in voting rights (and any related differences in designation, conversion and share distribution, as applicable) among the Class A Common Shares, the Class B Common Shares and the Class C Common Shares; and

(B)

in the event the securities to be received by the holders of Common Shares other than the Class B Common Shares consist of different classes or series of securities, with each such class or series of securities (or the Underlying Securities into which such class or series is convertible or for which such class or series is exercisable or exchangeable) differing only with respect to the relative voting rights of such class or series (and any related differences in designation, conversion and share distribution provisions, as applicable), then such classes or series of securities will be distributed to the holders of each class of Common Shares (other than the Class B Common Shares) (x) as the Board determines or (y) such that the relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable) of the class or series of securities (or the Underlying Securities) to be received by the holders of each class of Common Shares (other than the Class B Common Shares) correspond to the extent practicable to the relative voting rights (and any related differences in designation, conversion and share distribution provisions, as applicable) of such class of Common Shares, as compared to the other classes of Common Shares (other than the Class B Common Shares).

15.	Power to Set Aside Profits

The Board may, before declaring a dividend, set aside out of the surplus or profits of the Company, such amount as it thinks proper as a reserve to be used to meet contingencies or for equalising dividends or for any other purpose.

16.	Method of Payment

16.1

Any dividend, interest, or other moneys payable in cash in respect of the shares may be paid by such means as the Board may determine, which may include cheque or draft sent through the post directed to the Member at such Member’s address in the Register of Members, or to such person and to such address as the holder may in writing direct.

16.2

In the case of joint holders of shares, any dividend, interest or other moneys payable in cash in respect of shares may be paid by cheque or draft sent through the post directed to the address of the holder first named in the Register of Members, or to such person and to such address as the joint holders may in writing direct. If two or more persons are registered as joint holders of any shares any one can give an effectual receipt for any dividend paid in respect of such shares.

16.3	The Board may deduct from the dividends or distributions payable to any Member all moneys due from such Member to the Company on account of calls or otherwise.

16.4

The Company shall be entitled to cease sending dividend cheques and drafts by post or otherwise to a Member if those instruments have been returned undelivered to, or left uncashed by, that Member on at least two consecutive occasions or, following one such occasion, reasonable enquiries have failed to establish the Member’s new address. The entitlement conferred on the Company by this Bye-law in respect of any Member shall cease if the Member claims a dividend or cashes a dividend cheque or draft.

17.	Capitalisation

The Board may capitalise any amount for the time being standing to the credit of any of the Company’s share premium or other reserve accounts or to the credit of the profit and loss account or otherwise available for distribution by applying such amount in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares of one class to shares of another class) to the Members in accordance with Bye-law 14.2.

MEETINGS OF MEMBERS

18.	Annual General Meetings

Notwithstanding the provisions of the Act entitling the Members of the Company to elect to dispense with the holding of an annual general meeting, an annual general meeting shall be held in each year (other than the year of incorporation) at such time and place (or no place if by means of remote communication) the Board shall determine.

19.	Special General Meetings

The Board may convene a special general meeting whenever in their judgment such a meeting is necessary.

20.	Requisitioned General Meetings

The Board shall, on the requisition of Members holding at the date of the deposit of the requisition not less than one-tenth (10%) of the paid-up share capital of the Company as at the date of the deposit carries the right to vote at general meetings, forthwith proceed to convene a special general meeting and the provisions of the Act shall apply.

21.	Notice and Record Date

21.1

Notice of all meetings of Members, stating the place, if any, date and hour thereof; the means of remote communication, if any, by which Members and proxy holders may be deemed to be present in person and vote at such meeting; the place within the city, other municipality or community or electronic network at which the Register of Members may be examined; and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered in accordance with applicable law and any applicable stock exchange rules and regulations by the chairman of the Board, the President of the Company (the “President”), any vice president of the Company (a “Vice President”), or the Secretary, to each Member entitled to vote thereat at least ten (10) days but not more than sixty (60) days before the date of the meeting, unless a different period is prescribed by law, or the lapse of the prescribed period of time shall have been waived.

21.2	With respect to annual general meetings of Members:

(a)

At an annual general meeting of the Members, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual general meeting, nominations for persons for election to the Board and the proposal of any other business to be considered by the Members must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any Committee), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any Committee), or (iii) otherwise properly be requested to be brought before the meeting by a Member (A) who complies with the procedures set forth in this Bye-law 21.2, (B) who was a Member of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time the notice provided for in Bye-law 21.2(b) is delivered to the Secretary and on the record date for the determination of Members entitled to vote at the meeting, and (C) who is entitled to vote at the meeting upon such election of directors or upon such business, as the case may be.

(b)

In addition to any other requirements under applicable law, for a nomination for election to the Board or the proposal of any other business to be properly requested to be brought before an annual general meeting by a Member, the Member must have given timely notice thereof in proper written form to the Secretary and any such proposed business must constitute a proper matter for Member action pursuant to these Bye-laws and applicable law. To be timely, a Member’s notice must be received at the principal executive offices of the Company (i) in the case of an annual general meeting that is called for a date that is within thirty (30) calendar days before or after the anniversary date of the immediately preceding annual general meeting of Members, not less than sixty (60) calendar days nor more than ninety (90) calendar days prior to the meeting and (ii) in the case of an annual general meeting that is called for a date that is not within thirty (30) calendar days before or after the anniversary date of the immediately preceding annual general meeting, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the meeting was communicated to Members or public announcement of the date of the meeting was made, whichever occurs first. In no event shall the public announcement of an adjournment or postponement of an annual general meeting of Members commence a new time period (or extend any time period) for the giving of a Member notice as described herein.

(c)

To be in proper written form, such Member’s notice to the Secretary must be submitted by a holder of record of shares entitled to vote on the nomination of directors of the Company and shall set forth in writing and describe in fair, accurate, and material detail:

(i)

as to each person whom the Member proposes to nominate for election as a director (a “nominee”) (A) all information relating to such nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act, and (B) such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(ii)

as to any other business that the Member proposes to bring before the annual general meeting, (A) a brief description of the business desired to be brought before the annual general meeting and the reasons for conducting such business at the annual general meeting, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the Bye-laws of the Company, the language of the proposed amendment), and (C) any material interest of the Member and beneficial owner, if any, on whose behalf the proposal is made, in such business; and

(iii)

as to such Member giving notice and the beneficial owner or owners, if different, on whose behalf the nomination or proposal is made, and any affiliates or associates (each within the meaning of Rule 12b-2 under the Exchange Act) of such Member or beneficial owner (each a “Proposing Person”):

(A)	the name and address, as they appear on the Register of Members, of such Proposing Person;

(B)	the class or series and number of shares of the share capital of the Company that are owned beneficially and of record by such Proposing Person;

(C)	a description of all arrangements or understandings between such Proposing Person and any other person or persons (including their names) pursuant to which the proposals are to be made by such Member;

(D)

a representation by each Proposing Person who is a holder of record of shares of the Company (x) that the notice the Proposing Person is giving to the Secretary is being given on behalf of (I) such holder of record and/or (II) if different than such holder of record, one or more beneficial owners of shares of the Company held of record by such holder of record, (y) as to each such beneficial owner, the number of shares held of record by such holder of record that are beneficially owned by such beneficial owner, with documentary evidence of such beneficial ownership, and (z) that such holder of record is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination set forth in its notice;

(E)

a representation (x) whether any such Proposing Person or nominee has received any financial assistance, funding or other consideration from any other person in respect of the nomination (and the details thereof) (a “Member Associated Person”) and (y) whether and the extent to which any hedging, derivative or other transaction has been entered into with respect to the Company within the past six (6) months by, or is in effect with respect to, such Member, any person to be nominated by such Member or any Member Associated Person, the effect or intent of which transaction is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such Member, nominee or any such Member Associated Person;

(F)

a representation whether any Proposing Person intends or is part of a group that intends to (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s issued and outstanding Voting Securities required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies from Members in support of such proposal; and

(G)

any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Section 14 of the Exchange Act, and any rules and regulations promulgated thereunder.

The foregoing notice requirements of this Bye-law 21.2(c) shall not apply to any proposal made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act. A proposal to be made pursuant to Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act shall be deemed satisfied if the Member making such proposal complies with the provisions of Rule 14a-8 and has notified the Company of his or her intention to present a proposal at an annual general meeting in compliance with Rule 14a-8 and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for such annual general meeting. The Company may require any proposed nominee to furnish such other information as it may reasonably require to determine (x) the eligibility of such proposed nominee to serve as a director of the Company and (y) whether the nominee would qualify as an “independent director” or “audit committee financial expert” under applicable law securities exchange rule or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Company.

(d)

Notwithstanding anything in Bye-law 21.2 to the contrary, in the event that the number of directors to be elected to the Board at an annual general meeting is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board at least one hundred (100) calendar days prior to the first (1st) anniversary date of the immediately preceding annual general meeting, a Member’s notice required by this Bye-law 21.2 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Company not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Company. For purposes of the first annual general meeting of Members of the Company, the first anniversary date shall be June 1, 2018.

21.3	With respect to special general meetings of Members:

(a)

Only such business shall be conducted at a special general meeting of Members as shall have been brought properly before the meeting. To be properly brought before a special general meeting, nominations for persons for election to the Board and/or the proposal of any other business to be considered by the Members must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board (or any Committee), (ii) otherwise properly brought before the meeting by or at the direction of the Board (or any Committee), or (iii) otherwise properly be requested to be brought before the meeting by a Member (A) who complies with the procedures set forth in this Bye-law 21.3, (B) who was a Member of record of the Company (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed or such nomination or nominations made, only if such beneficial owner was the beneficial owner of shares of the Company) both at the time the notice provided for in Bye-law 21.3(b) is delivered to the Secretary and on the record date for the determination of Members entitled to vote at the meeting, and (C) who is entitled to vote at the meeting upon such election of directors or upon such other business, as the case may be.

(b)

In addition to any other requirement under applicable law, for a proposal of business to be properly requested to be brought before the special general meeting, a Member must have given timely notice thereof in proper written form to the Secretary and any such proposed business must constitute a proper matter for Member action pursuant to these Bye-laws and applicable law. To be timely and in proper written form, the Member’s notice must meet the requirements of Bye-law 21.2(c) (substituting special general meeting for annual general meeting as applicable) and must be received by the Secretary at the principal executive offices of the Company not earlier than the close of business on the ninetieth (90th) day prior to such special general meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such special general meeting or the tenth (10th) day following the day on which public announcement is first made of the date of the special general meeting and (if relevant) of the nominees proposed by the Board to be elected at such meeting; provided, however, that if the election of directors is proposed to be considered at a special general meeting, a Member may nominate persons for election at a special general meeting only to such directorship(s) as specified in the Company’s notice of the meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a Member’s notice as described above.

21.4

Only such persons who are nominated in accordance with the procedures set forth in this Bye-law 21 shall be eligible to be elected at a general meeting of Members of the Company to serve as directors and only such business shall be conducted at a general meeting of Members as shall have been brought before the meeting in accordance with the procedures set forth in this Bye-law 21. Except as otherwise provided by law, the chairman of the meeting shall have the power and duty:

(a)

to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bye-law 21 (including whether the Member or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such Member’s nominee or proposal in compliance with such Member’s representation as required by this Bye-law 21); and

(b)

if any proposed nomination or proposed business was not made or proposed in compliance with this Bye-law 21, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Bye-law 21, if the Member (or a qualified representative of the Member) does not appear at a general meeting of Members of the Company to present the nomination to the Board or to present the proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of this Bye-law 21, to be considered a qualified representative of the Member, a person must be authorized by a writing executed by such Member or an electronic transmission delivered by such Member to act for such Member as proxy at the meeting of Members and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of Members.

21.5

A Member providing notice of nominations of persons for election to the Board at an annual or special general meeting of Members or notice of business proposed to be brought before a general meeting of Members shall further update and supplement such notice so that the information provided or required to be provided in such notice pursuant to this Bye-law 21 shall be true and correct both as of the record date for the determination of Members entitled to notice of the meeting and as of the date that is ten (10) business days before the meeting or any adjournment or postponement thereof, and such updated and supplemental information shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Company:

(a)

in the case of information that is required to be updated and supplemented to be true and correct as of the record date for the determination of Members entitled to notice of the meeting, not later than the later of five (5) business days after such record date or five (5) business days after the public announcement of such record date; and

(b)

in the case of information that is required to be updated and supplemented to be true and correct as of ten (10) business days before the meeting or any adjournment or postponement thereof, not later than eight (8) business days before the meeting or any adjournment or postponement thereof (or if not practicable to provide such updated and supplemental information not later than eight (8) business days before any adjournment or postponement, on the first practicable date before any such adjournment or postponement).

21.6

Notwithstanding the foregoing provisions of this Bye-law 21, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bye-law 21. Nothing in this Bye-law 21 shall be deemed to affect any rights (a) of Members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of Preference Shares to elect directors pursuant to any applicable provisions of these Bye-laws or a Preference Share Designation.

21.7

In order that the Company may determine the Members entitled to notice of any general meeting of Members or any adjournment thereof, the Board may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) calendar days nor fewer than ten (10) calendar days before the date of such meeting. If the Board so fixes a record date for determining the Members entitled to notice of any general meeting of Members, such date shall be the record date for determining the Members entitled to vote at such meeting, unless the Board determines, at the time it fixes the record date for determining the Members entitled to notice of such meeting, that a later date on or before the date of the meeting shall be the record date for determining Members entitled to vote at such meeting. In order that the Company may determine the Members entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than sixty (60) calendar days prior to such action. If no record date is fixed by the Board: (a) the record date for determining Members entitled to notice of or to vote at a general meeting of Members shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and (b) the record date for determining Members for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. A determination of Members entitled to notice of or to vote at a general meeting of Members shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting in accordance with this Bye-law 21.7.

22.	Giving Notice and Access

22.1	A notice may be given by the Company to a Member:

(a)	by delivering it to such Member in person, in which case the notice shall be deemed to have been served upon such delivery; or

(b)

by sending it by post to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served seven days after the date on which it is deposited, with postage prepaid, in the mail; or

(c)

by sending it by courier to such Member’s address in the Register of Members, in which case the notice shall be deemed to have been served two days after the date on which it is deposited, with courier fees paid, with the courier service; or

(d)

by transmitting it by electronic means (including facsimile and electronic mail, but not telephone) in accordance with such directions as may be given by such Member to the Company for such purpose, in which case the notice shall be deemed to have been served at the time that it would in the ordinary course be transmitted; or

(e)

by delivering it in accordance with the provisions of the Act pertaining to delivery of electronic records by publication on a website, in which case the notice shall be deemed to have been served at the time when the requirements of the Act in that regard have been met.

22.2

Any notice required to be given to a Member shall, with respect to any shares held jointly by two or more persons, be given to whichever of such persons is named first in the Register of Members and notice so given shall be sufficient notice to all the holders of such shares.

22.3

In proving service under paragraphs 22.1(b), (c) and (d), it shall be sufficient to prove that the notice was properly addressed and prepaid, if posted or sent by courier, and the time when it was posted, deposited with the courier, or transmitted by electronic means.

23.	Postponement or Cancellation of a General Meeting

The Secretary may, and on the instruction of the chairman or President or the Board, the Secretary shall, postpone or cancel any general meeting called in accordance with these Bye-laws (other than a meeting requisitioned pursuant to Bye-law 20); provided that notice of postponement or cancellation is given to the Members before the time for such general meeting. Fresh notice of the date, time and place for a postponed general meeting shall be given to each Member in accordance with these Bye-laws.

24.	Electronic Participation and Security in General Meetings

24.1

Members may participate in any general meeting at such date, time and place, either within or without Bermuda, or, if so determined by the Board in its sole discretion, at no place (but rather by means of remote communication), as may be specified by the Board in the notice of meeting. Members may participate at a general meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

24.2

The Board may, and at any general meeting, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting, the chairman of such meeting are entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.

25.	Quorum at General Meetings; Adjournment

25.1

Subject to the rights of the holders of any series of Preference Shares and except as otherwise provided by law or these Bye-laws, at any general meeting of Members, the holders of a majority in total voting power of the issued and outstanding shares entitled to vote at the meeting shall be present or represented by proxy in order to constitute a quorum for the transaction of any business. The chairman of the meeting shall have the power and duty to determine whether a quorum is present at any general meeting of the Members. Shares of the Company belonging to the Company or to another person, if a majority of the shares entitled to vote in the election of directors of such other person is held, directly or indirectly, by the Company, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Company or any subsidiary of the Company to vote shares, including, but not limited to, its own shares, held by it in a fiduciary capacity. In the absence of a quorum, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Bye-law 25.2 until a quorum shall be present.

25.2

Any general meeting of Members may adjourn from time to time solely by the chairman of the meeting because of the absence of a quorum or for any other reason and to reconvene at the same or some other time, date and place, if any. Notice need not be given of any such adjourned meeting if the time, date and place thereof are announced at the meeting at which the adjournment is taken. The chairman of the meeting shall have full power and authority to adjourn a general meeting of the Members in his sole discretion even over Member opposition to such adjournment. The Members present at a meeting shall not have the authority to adjourn the meeting. If the time, date and place, if any, thereof, and the means of remote communication, if any, by which the Members and the proxy holders may be deemed to be present and in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken and the adjournment is for less than thirty (30) days, no notice need be given of any such adjourned meeting. If the adjournment is for more than thirty (30) days and the time, date and place, if any, and the means of remote communication, if any, by which the Members and the proxy holders may be deemed to be present and in person are not announced at the meeting at which the adjournment is taken, or if after the adjournment a new record date is fixed for the adjourned meeting, then notice shall be given by the Secretary as required for the original meeting. At the adjourned meeting, the Company may transact any business that might have been transacted at the original meeting.

26.	Chairman to Preside at General Meetings

Unless otherwise agreed by a majority of those attending and entitled to vote at a general meeting, the Secretary of the Company, if there be one who is present, and if not, the Chief Executive Officer, if there be one who is present, and if not, the President, if there be one who is present, and if not, any Vice President, shall preside at and act as chairman to such meeting. The Board or, if the Board fails to act, the Members, may appoint any Member, Director or officer of the Company to act as chairman of any general meeting in the absence of the Secretary, the Chief Executive Officer, the President and all Vice Presidents.

27.	Voting on Resolutions

27.1

Subject to rights of the holders of any series of Preference Shares, and except as otherwise provided by the Act and these Bye-laws, at any general meeting duly called and held at which a quorum is present, the affirmative vote of a majority of the combined voting power of the issued and outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Members (and, in the case of an equality of votes, the resolution shall fail).

27.2

At any general meeting a resolution put to the vote of the meeting shall, in the first instance, be voted upon by a show of hands and, subject to any rights or restrictions for the time being lawfully attached to any class of shares and subject to these Bye-laws, every Member present in person and every person holding a valid proxy at such meeting shall be entitled to one vote and shall cast such vote by raising his hand.

27.3

In the event that a Member participates at a general meeting by telephone, electronic or other communication facilities or means, the chairman of the meeting shall direct the manner in which such Member may cast his vote on a show of hands.

27.4

At any general meeting if an amendment is proposed to any resolution under consideration, the chairman of the meeting shall solely rule on whether or not the proposed amendment is permitted or out of order. The proceedings on the substantive resolution shall not be invalidated by any error in such ruling.

27.5

At any general meeting a declaration by the chairman of the meeting that a question proposed for consideration has, on a show of hands, been carried, or carried unanimously, or by a particular majority, or lost, and an entry to that effect in a book containing the minutes of the proceedings of the Company shall, subject to these Bye-laws, be conclusive evidence of that fact.

28.	Power to Demand a Vote on a Poll

28.1	Notwithstanding the foregoing, a poll may be demanded by any of the following persons:

(a)	the chairman of such meeting; or

(b)	at least three Members present in person or represented by proxy; or

(c)

any Member or Members present in person or represented by proxy and holding between them not less than one-tenth of the total voting rights of all the Members having the right to vote at such meeting; or

(d)

any Member or Members present in person or represented by proxy holding shares in the Company conferring the right to vote at such meeting, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total amount paid up on all such shares conferring such right.

28.2

Where a poll is demanded, subject to any rights or restrictions for the time being lawfully attached to any class of shares, every person present at such meeting shall have one vote for each share of which such person is the holder or for which such person holds a proxy and such vote shall be counted by ballot as described herein, or in the case of a general meeting at which one or more Members are present by telephone, electronic or other communication facilities or means, in such manner as the chairman of the meeting may direct and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded and shall replace any previous resolution upon the same matter which has been the subject of a show of hands. A person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

28.3

A poll demanded for the purpose of electing a chairman of the meeting or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time and in such manner during such meeting as the chairman (or acting chairman) of the meeting may direct. Any business other than that upon which a poll has been demanded may be conducted pending the taking of the poll.

28.4

Where a vote is taken by poll, each person physically present and entitled to vote shall be furnished with a ballot paper on which such person shall record his vote in such manner as shall be determined at the meeting having regard to the nature of the question on which the vote is taken, and each ballot paper shall be signed or initialled or otherwise marked so as to identify the voter and the registered holder in the case of a proxy. Each person present by telephone, electronic or other communication facilities or means shall cast his vote in such manner as the chairman of the meeting shall direct. At the conclusion of the poll, the ballot papers and votes cast in accordance with such directions shall be examined and counted by one or more scrutineers appointed by the Board or, in the absence of such appointment, by a committee of not less than two Members or proxy holders appointed by the chairman of the meeting for the purpose, and the result of the poll shall be declared by the chairman of the meeting.

29.	Voting by Joint Holders of Shares

In the case of joint holders, the vote of the senior who tenders a vote (whether in person or by proxy) shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

30.	Instrument of Proxy

30.1	A Member may appoint a proxy by

(a)	an instrument in writing in substantially the following form or such other form as the Board or the chairman of the meeting shall accept:

Proxy

Liberty Latin America Ltd. (the “Company”)

I/We, [insert names here], being a Member of the Company with [number] shares, HEREBY APPOINT [name] of [address] or failing him, [name] of [address] to be my/our proxy to vote for me/us at the meeting of the Members to be held on [date] and at any adjournment thereof. [Any restrictions on voting to be inserted here.]

Signed this [date]

Member(s)

or

(b)	such telephonic, electronic or other means as may be approved by the Board from time to time.

30.2

The appointment of a proxy must be received by the Company at the registered office or at such other place or in such manner as is specified in the notice convening the meeting or in any instrument of proxy sent out by the Company in relation to the meeting at which the person named in the appointment proposes to vote, and appointment of a proxy which is not received in the manner so permitted shall be invalid.

30.3	A Member who is the holder of two or more shares may appoint more than one proxy to represent him and vote on his behalf in respect of different shares.

30.4	The decision of the chairman of any general meeting as to the validity of any appointment of a proxy shall be final.

31.	Representation of Corporate Member

31.1

A corporation which is a Member may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Member, and that Member shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

31.2

Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at general meetings on behalf of a corporation which is a Member.

32.	Adjournment of General Meeting

32.1

The chairman of a general meeting at which a quorum is present may, with the consent of the Members holding a majority of the voting rights of those Members present in person or by proxy (and shall if so directed by Members holding a majority of the voting rights of those Members present in person or by proxy) adjourn the meeting.

32.2	The chairman of a general meeting may adjourn the meeting to another time and place without the consent or direction of the Members if it appears to him that:

(a)	it is likely to be impractical to hold or continue that meeting because of the number of Members wishing to attend who are not present; or

(b)	the unruly conduct of persons attending the meeting prevents, or is likely to prevent, the orderly continuation of the business of the meeting; or

(c)	an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

32.3

Unless the meeting is adjourned to a specific date, place and time announced at the meeting being adjourned, fresh notice of the date, place and time for the resumption of the adjourned meeting shall be given to each Member entitled to attend and vote thereat in accordance with these Bye-laws.

33.	Written Resolutions

Except as otherwise provided in a Preference Shares Designation, no action required to be taken or which may be taken at any general meeting of Members may be taken without a meeting, and the power of Members to consent in writing, without a meeting, to the taking of any action is specifically denied.

34.	Directors Attendance at General Meetings

The Directors shall be entitled to receive notice of, attend and be heard at any general meeting.

35.	Actions Requiring Supermajority Member Vote

35.1

Subject to the rights of the holders of any series of Preference Shares and Bye-law 35.2, the affirmative vote of more than sixty-six percent (66.0%) of the then issued and outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Company to take any action to authorize the amendment, alteration or repeal of any provision of these Bye-laws or the addition or insertion of other provisions herein, other than the Bye-laws described in Bye-law 35.2 and Bye-law 76.2.

35.2

Subject to the rights of the holders of any series of Preference Shares, the affirmative vote of the holders of at least three-fourths (75%) of the total voting power of the then issued and outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Company to take any action to authorize the amendment, alteration or repeal of any Bye-laws set forth in Bye-law 76.2.

35.3

Subject to the rights of the holders of any series of Preference Shares, the affirmative vote of not less than three-fourths (75%) of the votes cast at a quorate general meeting of Members, voting together as a single class at a meeting specifically called for such purpose, will be required in order for the Company to take any action to authorize:

(a)

subject to Bye-law 36, the sale, lease or exchange of all, or substantially all, of the property or assets of the Company; provided, however, that this clause (a) will not apply to any such sale, lease or exchange that an affirmative vote of more than sixty-six percent (66.0%) of the members of the Board then in office have approved (in which case, a majority of the total voting power of the then issued and outstanding Voting Securities entitled to vote thereon, will be required); or

(b)

the dissolution of the Company; provided, however, that this clause (b) will not apply to such dissolution if at least an affirmative vote of more than sixty-six percent (66.0%) of the members of the Board then in office have approved such dissolution.

36.	Merger, Amalgamation or Consolidation

36.1

If an affirmative vote of more than sixty-six percent (66.0%) of the members of the Board then in office have approved a merger, amalgamation or consolidation of the Company with or into any other company, then a resolution approved by a majority of the total voting power of the issued and outstanding shares entitled to vote at the general meeting shall be required to authorise such merger, amalgamation or consolidation.

36.2

If the required number of the members of the Board then in office prescribed by Bye-law 36.1 have not affirmatively voted to approve a merger, amalgamation or consolidation of the Company with or into any other company, then such merger, amalgamation or consolidation may only be authorised by a resolution approved by more than sixty-six percent (66.0%) of the total voting power of the issued and outstanding shares entitled to vote at the general meeting.

DIRECTORS AND OFFICERS

37.	Election of Directors

37.1

Any Member or the Board may propose any person for election as a Director, but only persons who are proposed or nominated in accordance with this Bye-law (and, in the case of a nomination by a Member, Bye-law 21) shall be eligible for election as Directors. Where any person, other than a Director retiring at the meeting or a person proposed for re-election or election as a Director by the Board, is to be proposed for election as a Director, notice must be given to the Company of the intention to propose him and of his willingness to serve as a Director.

37.2

Subject to the rights of the holders of any series of Preference Shares, at any meeting duly called and held for the election or re-election of Directors at which a quorum is present, Directors shall be elected by a plurality of the combined voting power of the Voting Securities present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

37.3	At any general meeting the Members may authorise the Board to fill any vacancy in their number left unfilled at a general meeting.

38.	Number of Directors

Subject to any rights of the holders of any series of Preference Shares to elect additional directors, the Board shall consist of such number of Directors being no fewer than three (3) Directors and not more than such maximum number of Directors as the Board may from time to time determine by resolution adopted by the affirmative vote of not less than three-fourths (75%) of the members of the Board then in office.

39.	Term and Classes of Directors

Except as otherwise fixed by or pursuant to the provisions of these Bye-laws relating to the rights of the holders of any series of Preference Shares to separately elect additional Directors, which additional Directors are not required to be classified pursuant to the terms of such series of Preference Shares (the “Preference Shares Directors”), the Board of Directors will be divided into three classes: Class I, Class II and Class III. Each class will consist, as nearly as possible, of a number of Directors equal to one-third (1/3) of the total number of Directors (other than the Preference Shares Directors) authorized as provided in these Bye-laws. The Board is authorized to assign Directors already in office to such classes at the time the classification of the Board of Directors becomes effective pursuant to this Bye-law 39. The term of office of the initial Class I Directors will expire at the annual general meeting of the Members in 2018; the term of office of the initial Class II Directors will expire at the annual general meeting of the Members in 2019; and the term of office of the initial Class III Directors will expire at the annual general meeting of the Members in 2020. At each annual general meeting of Members, the successors of that class of Directors whose term expires at that annual general meeting will be elected to hold office in accordance with this Bye-law 39 for a term expiring at the annual general meeting of Members held in the third year following the year of their election. The Directors of each class will hold office until the expiration of the term of such class and until their respective successors are elected and qualified or until such Director’s earlier death, resignation or removal.

40.	Removal of Directors

40.1	A Director may be removed:

(a)	with or without cause by the Board; or

(b)	only with cause by the Members;

provided that the notice of any such meeting convened for the purpose of removing a Director shall contain a statement of the intention so to do and be served on such Director not less than fourteen (14) days before the meeting and at such meeting the Director shall be entitled to be heard on the motion for such Director’s removal.

40.2

If a Director is removed from the Board under this Bye-law, the remaining Directors may fill the vacancy at the meeting at which such Director is removed. In the absence of such election or appointment, the Members may fill the vacancy at a general meeting convened for that purpose.

40.3

For the purposes of this Bye-law, “cause” shall mean a conviction for a criminal offence involving dishonesty or engaging in conduct which brings the Director or the Company into disrepute and which results in material financial detriment to the Company.

41.	Vacancy in the Office of Director

41.1	The office of Director shall be vacated if the Director:

(a)	is removed from office pursuant to these Bye-laws or is prohibited from being a Director by law;

(b)	is or becomes bankrupt, or makes any arrangement or composition with his creditors generally;

(c)	is or becomes of unsound mind or dies; or

(d)

resigns his office by notice to the Company. Any Director, or any member of any Committee, may resign at any time by giving notice in writing or by electronic transmission to the Board, the Chairman of the Board, the Chief Executive Officer, or the President or Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective unless otherwise stated therein.

41.2

The Board, by the affirmative vote of a majority of the remaining Directors then in office (even though less than a quorum) or by the sole remaining Director, shall have the power to appoint any person as a Director to fill a vacancy on the Board in accordance with Bye-law 41.1. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the vacancy occurred or to which the new directorship is apportioned, and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board shall shorten the term of any incumbent Director, except as may be provided in the terms of any series of Preference Shares with respect to any additional Director elected by the holders of such series of Preference Shares. In case the entire Board shall die or resign, the President or Secretary, or any ten (10) Members may call and cause notice to be given for a special general meeting of Members in the same manner that the chairman of the Board may call such a meeting, and Directors for the unexpired terms may be elected at such special general meeting.

42.	Remuneration of Directors

Directors shall receive such compensation for attendance at any meetings of the Board (or a meeting of a Committee) and any expenses incidental to the performance of their duties as the Board or a Committee shall determine. Such compensation may be in addition to any compensation received by the members of the Board in any other capacity.

43.	Defect in Appointment

All acts done in good faith by the Board, any Director, a member of a Committee, any person to whom the Board may have delegated any of its powers, or any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or person acting as aforesaid, or that he was, or any of them were, disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director or act in the relevant capacity.

44.	Directors to Manage Business

The business of the Company shall be managed and conducted by the Board. In managing the business of the Company, the Board may exercise all such powers of the Company as are not, by the Act or by these Bye-laws, required to be exercised by the Company in general meeting.

45.	Powers of the Board of Directors

The powers of the Board include:

(a)	appoint, suspend, or remove any manager, officer, secretary, clerk, agent or employee of the Company and may fix their remuneration and determine their duties;

(b)

exercise all the powers of the Company to borrow money and to mortgage or charge or otherwise grant a security interest in its undertaking, property and uncalled capital, or any part thereof, and may issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or any third party;

(c)

appoint one or more Directors to the office of chief executive officer of the Company, who shall, subject to the control of the Board, supervise and administer all of the general business and affairs of the Company;

(d)

appoint a person to act as manager of the Company’s day-to-day business and may entrust to and confer upon such manager such powers and duties as it deems appropriate for the transaction or conduct of such business;

(e)

by power of attorney, appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Board, to be an attorney of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Board) and for such period and subject to such conditions as it may think fit and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Board may think fit and may also authorise any such attorney to sub-delegate all or any of the powers, authorities and discretions so vested in the attorney;

(f)	procure that the Company pays all expenses incurred in promoting and incorporating the Company;

(g)

delegate any of its powers (including the power to sub-delegate) to a Committee of one or more Directors; provided that every such Committee shall (i) consist of one or more Director; and (ii) conform to such directions as the Board shall impose on them; provided, further, that the meetings and proceedings of any such Committee shall be governed by the provisions of these Bye-laws regulating the meetings and proceedings of the Board, so far as the same are applicable and are not superseded by directions imposed by the Board;

(h)	delegate any of its powers (including the power to sub-delegate) to any person on such terms and in such manner as the Board may see fit;

(i)	present any petition and make any application in connection with the liquidation or reorganisation of the Company;

(j)	in connection with the issue of any share, pay such commission and brokerage as may be permitted by law; and

(k)

authorise any company, firm, person or body of persons to act on behalf of the Company for any specific purpose and in connection therewith to execute any deed, agreement, document or instrument on behalf of the Company.

46.	Register of Directors and Officers

The Board shall cause to be kept in one or more books at the registered office of the Company a Register of Directors and Officers and shall enter therein the particulars required by the Act.

47.	Appointment of Officers

The Board may appoint such Officers (who may or may not be Directors) as the Board may determine for such terms as the Board deems fit.

48.	Appointment of Secretary

The Secretary shall be appointed by the Board from time to time for such term as the Board deems fit.

49.	Duties of Officers

The Officers shall have such powers and perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board from time to time.

50.	Remuneration of Officers

The Officers shall receive such remuneration as the Board (or any Committee) may determine.

51.	Conflicts of Interest

51.1

Any Director, or any Director’s firm, partner or any company with whom any Director is associated, may act in any capacity for, be employed by or render services to the Company on such terms, including with respect to remuneration, as may be agreed between the parties. Nothing herein contained shall authorise a Director or a Director’s firm, partner or company to act as Auditor to the Company.

51.2

A Director who is directly or indirectly interested in a transaction or proposed transaction with the Company (an “Interested Director”) shall declare the nature of such interest as required by the Act.

51.3	An Interested Director who has complied with the requirements of the foregoing Bye-law may:

(a)	vote in respect of such contract or proposed contract; and/or

(b)	be counted in the quorum for the meeting at which the contract or proposed contract is to be voted on,

and no such contract or proposed contract shall be void or voidable by reason only that the Interested Director voted on it or was counted in the quorum of the relevant meeting and the Interested Director shall not be liable to account to the Company for any profit realised thereby.

52.	Corporate Opportunities

52.1

To the fullest extent permitted by applicable law, the Company, on behalf of itself and its subsidiaries, waives and renounces any right, interest or expectancy of the Company and/or its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to or business opportunities of which Liberty Global plc or any of its officers, directors, employees, agents, shareholders, members, partners, affiliates, joint ventures, and subsidiaries (other than the Company and its subsidiaries) (each, a “Specified Party”) gain knowledge, even if the opportunity is, directly or indirectly, competitive with the business of the Company or its subsidiaries or one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Specified Party shall have no duty (statutory, fiduciary, contractual or otherwise) to communicate or offer such business opportunity to the Company and, to the fullest extent permitted by applicable law, shall not be liable to the Company or any of its subsidiaries for breach of any statutory, fiduciary, contractual or other duty, as a director or otherwise, by reason of the fact that such Specified Party pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present or communicate such business opportunity, or information regarding such business opportunity, to the Company or its subsidiaries. Notwithstanding the foregoing, a Specified Party who is a director of the Company and who is offered a business opportunity for the Company or its subsidiaries (and which opportunity relates to a line of business in which the Company or any of its subsidiaries is then directly engaged) in his or her capacity solely as a director of the Company (a “Directed Opportunity”) shall be obligated to communicate such Directed Opportunity to the Company; provided, however, that all of the protections of this Bye-law 52 shall otherwise apply to the Specified Parties with respect to such Directed Opportunity, including the ability of the Specified Parties to pursue or acquire such Directed Opportunity, directly or indirectly, or to direct such

Directed Opportunity to another person. References in this Bye-law 52 to “directors,” “officers” or “employees” of any Person will be deemed to include those Persons who hold similar positions or exercise similar powers and authority with respect to any Specified Entity that is a limited liability company, partnership, joint venture or other non-corporate entity.

52.2

Neither the amendment nor repeal of this Bye-law 52, nor the adoption of any provision of these Bye-laws, nor, to the fullest extent permitted by applicable law, any modification of law, shall adversely affect any right or protection of any person granted pursuant hereto existing at, or arising out of or related to any event, act or omission that occurred prior to, the time of such amendment, repeal, adoption or modification (regardless of when any proceeding (or part thereof) relating to such event, act or omission arises or is first threatened, commenced or completed).

52.3

If any provision or provisions of this Bye-law 52 shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Bye-law 52 (including each portion of any paragraph of this Bye-law 52 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Bye-law 52 (including each such portion of any paragraph of this Bye-law 52 containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Company to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Company to the fullest extent permitted by law.

52.4

This Bye-law 52 shall not limit any protections or defenses available to, or indemnification rights of, any director or officer of the Company under any agreement, these Bye-laws, vote of the Board, applicable law or otherwise.

52.5	Any person or entity purchasing or otherwise acquiring any interest in any securities of the Company shall be deemed to have notice of and to have consented to the provisions of this Bye-law 52.

53.	Indemnification and Exculpation of Directors and Officers

53.1

To the fullest extent permitted by the Act as the same exists or may hereafter be amended, a Director shall not be liable to the Company or any of its Members for monetary damages for breach of fiduciary duty as a Director. Any repeal or modification of this Bye-law 53.1 shall be prospective only and shall not adversely affect any limitation, right or protection of a Director existing at the time of such repeal or modification.

53.2

The Company shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended but excluding any liability arising by virtue of fraud or dishonesty, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a Director, Resident Representative, or Officer or while a Director, Resident Representative, or Officer is or was serving at the request of the Company as a director, resident representative, officer, employee or agent of another Person, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) incurred by such person. Such right of indemnification shall inure whether or not the claim asserted is based on matters which antedate the adoption of this Bye-law 53. The Company shall be required to indemnify or make advances to a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board.

53.3

The Company shall pay the expenses (including attorneys’ fees) incurred by a Director, Resident Representative, or officer in defending any proceeding in advance of its final disposition; provided, however, that the payment of expenses incurred by a Director, Resident Representative, or Officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the Director or Officer is not entitled to be indemnified under this paragraph or otherwise.

53.4

If a claim for indemnification or payment of expenses under this Bye-law 53 is not paid in full within sixty (60) days after a written claim therefor has been received by the Company, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by applicable law. In any such action, the Company shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

53.5

The rights conferred on any person by this paragraph shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of these Bye-laws, agreement, deed, contract, vote of Members or resolution of disinterested Directors or otherwise.

53.6

The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Company’s expense insurance: (i) to indemnify the Company for any obligation which it incurs as a result of the indemnification of Directors, the Resident Representative, and Officers under the provisions of this Bye-law 53; and (ii) to indemnify or insure Directors, the Resident Representative and Officers against liability in instances in which they may not otherwise be indemnified by the Company under the provisions of this Bye-law 53.

53.7

The Company’s obligation, if any, to indemnify any person who was or is serving at its request as a director, resident representative, officer, employee or agent of another Person will be reduced by any amount such person may collect as indemnification from such other Person.

53.8

Notwithstanding any other provision of this Bye-law 53, each Member agrees to waive any claim or right of action such Member might have, whether individually or by or in the right of the Company, against any Director or Officer on account of any action taken by such Director or Officer, or the failure of such Director or Officer to take any action in the performance of his duties with or for the Company or any subsidiary thereof; provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty in relation to the Company which may attach to such Director or Officer.

53.9

Any amendment, modification or repeal of the foregoing provisions of this Bye-law 53 will not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

MEETINGS OF THE BOARD OF DIRECTORS

54.	Board Meetings

54.1

The Board may meet for the transaction of business, adjourn and otherwise regulate its meetings as it sees fit. Subject to these Bye-laws, a resolution put to the vote at a Board meeting shall be carried by the affirmative votes of a majority of the votes cast and in the case of an equality of votes the resolution shall fail.

54.2

Regular meetings of the Board shall be held on such dates and at such times and places, within or without Bermuda, as shall from time to time be determined by the Board, such determination to constitute the only notice of such regular meetings to which any Director shall be entitled. In the absence of any such determination, such meeting shall be held, upon notice to each director in accordance with Bye-law 55, at such times and places, within or without Bermuda, as shall be designated in the notice of meeting.

54.3

Special meetings of the Board shall be held at such times and places, if any, within or without Bermuda, as shall be designated in the notice of the meeting in accordance with Bye-law 55. Special meetings of the Board may be called by the Chairman of the Board, and shall be called by the Chief Executive Officer, President or Secretary upon the written request of not less than three-fourths (75%) of the members of the Board then in office.

55.	Notice of Board Meetings

A Director may, and the Secretary on the requisition of a Director shall, at any time summon a Board meeting. Notice of a Board meeting shall be deemed to be duly given to a Director if it is given to such Director verbally (including in person or by telephone) or otherwise communicated or sent to such Director by post, electronic means or other mode of representing words in a visible form at such Director’s last known address or in accordance with any other instructions given by such Director to the Company for this purpose.

56.	Electronic Participation in Meetings

Directors may participate in any meeting by such telephonic, electronic or other communication facilities or means as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.

57.	Representation of Corporate Director

57.1

A Director which is a corporation may, by written instrument, authorise such person or persons as it thinks fit to act as its representative at any Board meeting and any person so authorised shall be entitled to exercise the same powers on behalf of the corporation which such person represents as that corporation could exercise if it were an individual Director, and that Director shall be deemed to be present in person at any such meeting attended by its authorised representative or representatives.

57.2

Notwithstanding the foregoing, the chairman of the meeting may accept such assurances as he thinks fit as to the right of any person to attend and vote at Board meetings on behalf of a corporation which is a Director.

58.	Quorum at Board and Committee Meetings

58.1

A majority of the total number of members of the Board as constituted from time to time shall constitute a quorum for the transaction of business, but, if at any meeting of the Board (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time, date and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or these Bye-laws, a majority of the Directors present at any meeting at which a quorum is present may decide any question brought before such meeting.

58.2

A majority of the total number of members of the Committee as constituted from time to time shall constitute a quorum for the transaction of business at a meeting of a Committee, but, if at any meeting of such Committee (whether or not adjourned from a previous meeting) there shall be less than a quorum present, a majority of those present may adjourn the meeting to another time, date and place, and the meeting may be held as adjourned without further notice or waiver. Except as otherwise provided by law or these Bye-laws, a majority of the members of the Committee present at any meeting at which a quorum is present may decide any question brought before such meeting.

59.	Board to Continue in the Event of Vacancy

The Board may act notwithstanding any vacancy in its number but, if and so long as its number is reduced below the number fixed by these Bye-laws as the quorum necessary for the transaction of business at Board meetings, the continuing Directors or Director may act for the purpose of (i) summoning a general meeting; or (ii) preserving the assets of the Company.

60.	Person Presiding at Board Meetings

The Directors attending a Board meeting shall appoint or elect the person presiding at such meeting, and in the absence of such appointment or election, the Secretary if present, and if not, the chairman of the Company, if there be one who is present, and if not, the President, if there be one who is present, shall preside at such Board meeting.

61.	Written Resolutions

A resolution signed by (or in the case of a Director that is a corporation, on behalf of) all the Directors, which may be in counterparts, shall be as valid as if it had been passed at a Board meeting duly called and constituted, such resolution to be effective on the date on which the resolution is signed by (or in the case of a Director that is a corporation, on behalf of) the last Director.

62.	Validity of Prior Acts of the Board

No regulation or alteration to these Bye-laws made by the Company in general meeting shall invalidate any prior act of the Board which would have been valid if that regulation or alteration had not been made.

CORPORATE RECORDS

63.	Minutes

The Board shall cause minutes to be duly entered in books provided for the purpose:

(a)	of all elections and appointments of Officers;

(b)	of the names of the Directors present at each Board meeting and of any Committee; and

(c)	of all resolutions and proceedings of general meetings of the Members, Board meetings, and meetings of any Committee.

64.	Place Where Corporate Records Kept

Minutes prepared in accordance with the Act and these Bye-laws shall be kept by the Secretary at the registered office of the Company.

65.	Form and Use of Seal

65.1	The Company may adopt a seal in such form as the Board may determine. The Board may adopt one or more duplicate seals for use in or outside Bermuda.

65.2

A seal may, but need not, be affixed to any deed, instrument or document, and if the seal is to be affixed thereto, it shall be attested by the signature of (i) any Director, or (ii) any Officer, or (iii) the Secretary, or (iv) any person authorised by the Board for that purpose.

65.3	A Resident Representative may, but need not, affix the seal of the Company to certify the authenticity of any copies of documents.

ACCOUNTS

66.	Records of Account

66.1	The Board shall cause to be kept proper records of account with respect to all transactions of the Company and in particular with respect to:

(a)	all amounts of money received and expended by the Company and the matters in respect of which the receipt and expenditure relates;

(b)	all sales and purchases of goods by the Company; and

(c)	all assets and liabilities of the Company.

66.2

Such records of account shall be kept at the registered office of the Company or, subject to the Act, at such other place as the Board thinks fit and shall be available for inspection by the Directors during normal business hours.

66.3	Such records of account shall be retained for a minimum period of five years from the date on which they are prepared.

67.	Financial Year End

The financial year end of the Company may be determined by resolution of the Board and failing such resolution shall be 31st December in each year.

AUDITS

68.	Annual Audit

Subject to any rights to waive laying of accounts or appointment of an Auditor pursuant to the Act, the accounts of the Company shall be audited at least once in every year.

69.	Appointment of Auditor

69.1	Subject to the Act, the Members shall appoint an auditor to the Company to hold office for such term as the Members deem fit or until a successor is appointed.

69.2	The Auditor may be a Member; however, no Director, Officer or employee of the Company shall, during their continuance in office, be eligible to act as Auditor of the Company.

70.	Remuneration of Auditor

70.1

The remuneration of an Auditor appointed by the Members shall be fixed by the Company at a general meeting or in such manner as the Members may determine, including authorising the Board (or any Committee) to so determine.

70.2	The remuneration of an Auditor appointed by the Board (or any Committee) to fill a casual vacancy in accordance with these Bye-laws shall be fixed by the Board (or any Committee).

71.	Duties of Auditor

71.1

The financial statements provided for by these Bye-laws shall be audited by the Auditor in accordance with generally accepted auditing standards, which, for the avoidance of doubt, shall include U.S. Generally Accepted Accounting Principles and International Financial Reporting Standards. The Auditor shall make a written report thereon in accordance with generally accepted auditing standards.

71.2

The generally accepted auditing standards referred to in this Bye-law may be those of a country or jurisdiction other than Bermuda or such other generally accepted auditing standards as may be provided for in the Act. If so, the financial statements and the report of the Auditor shall identify the generally accepted auditing standards used.

72.	Access to Records

The Auditor shall at all reasonable times have access to all books kept by the Company and to all accounts and vouchers relating thereto, and the Auditor may call on the Directors or Officers for any information in their possession relating to the books or affairs of the Company.

73.	Financial Statements and the Auditor’s Report

73.1	Subject to Bye-law 73.2, the financial statements and/or the auditor’s report as required by the Act shall be laid before the Members at the annual general meeting.

73.2

If all Members and Directors shall agree, either in writing or at a meeting, that in respect of a particular interval no financial statements and/or auditor’s report thereon need be made available to the Members, and/or that no auditor shall be appointed then there shall be no obligation on the Company to do so.

74.	Vacancy in the Office of Auditor

The Board may fill any vacancy in the office of the auditor.

VOLUNTARY WINDING-UP AND DISSOLUTION

75.	Winding-Up

If the Company shall be wound up, the liquidator may, with the sanction of a resolution of the Members, divide amongst the Members in specie or in kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like sanction, vest the whole or any part of such assets in the trustees upon such trusts for the benefit of the Members as the liquidator shall think fit, but so that no Member shall be compelled to accept any shares or other securities or assets whereon there is any liability.

CHANGES TO CONSTITUTION

76.	Changes to Bye-laws

76.1

Subject to Bye-law 76.2 and 35, no Bye-law may be rescinded, altered or amended and no new Bye-law may be made save in accordance with the Act and until the same has been approved by a resolution of the Board and by a resolution of the Members in accordance with Bye-law 35.1.

76.2

Bye-laws 14 (Dividends and Share Distributions), 35 (Actions Requiring Supermajority Member Vote), 36 (Merger, Amalgamation or Consolidation), 37 (Election of Directors), 38 (Number of Directors), 39 (Term and Classes of Directors), 40 (Removal of Directors), and 76 (Changes to Bye-laws) may not be rescinded, altered or amended and no new Bye-law may be made which would have the effect of rescinding, altering or amending the provisions of such Bye-laws, until the same has been approved by a resolution of the Board including the affirmative vote of not less than three-fourths (75%) of the members of the Board then in office and by the affirmative vote of the holders of at least three-fourths (75%) of the total voting power of the then outstanding Voting Securities entitled to vote thereon, voting together as a single class at a meeting specifically called for such purpose.

77.	Discontinuance

The Board may exercise all the powers of the Company to discontinue the Company to a jurisdiction outside Bermuda pursuant to the Act.